                                                                     Exhibit 5.2

                    [Letterhead of Willkie Farr & Gallagher]

October 26, 2001

PartnerRe Ltd.
PartnerRe Finance I Inc.
PartnerRe Capital Trust I
96 Pitts Bay Road
Pembroke Parish HM08
Bermuda


          Re:      PartnerRe Ltd.
                   PartnerRe Finance I Inc.
                   PartnerRe Capital Trust I
                   Registration Statement on Form S-3
                   ----------------------------------

Dear Ladies and Gentlemen:

             We have acted as United States counsel for PartnerRe Ltd., a Bermuda company ("the Company"), PartnerRe Finance I Inc., a Delaware corporation ("PartnerRe Finance") and PartnerRe Capital Trust I, a Delaware statutory business trust (the "Capital Trust"), in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") of up to $600,000,000 aggregate securities of the Company, PartnerRe Finance and the Capital Trust, consisting of: the Company's senior and subordinated debt securities (collectively, the "Company's Debt Securities"), PartnerRe Finance's junior subordinated debt securities ("PartnerRe Finance's Debt Securities" and, together with the Company's Debt Securities, the "Debt Securities"); the Company's common shares, par value $1.00 per share ("Common Shares"); the Company's preferred shares, par value $1.00 per share ("Preferred Shares"); depositary shares representing fractional interests in Common Shares or Preferred Shares ("Depositary Shares"); warrants to purchase Common Shares ("Common Share Warrants"), warrants to purchase Preferred Shares ("Preferred Share Warrants") and warrants to purchase the Company's Debt Securities ("Debt Warrants," and together with Common Share Warrants and Preferred Share Warrants, the "Warrants"); preferred securities of the Capital Trust ("Trust Preferred Securities"); share purchase contracts obligating the holders to purchase from the Company a specified number of Common Shares ("Share Purchase Contracts"), which may be issued separately or as part of share purchase units, each consisting of a Share Purchase Contract, and of a beneficial interest in the Company's Debt Securities, Trust Preferred Securities or debt obligations of third parties securing the holder's obligations to purchase Common Shares under the Share Purchase Contracts ("Share Purchase Units"); the Company's guarantee of PartnerRe

PartnerRe Ltd.
October 26, 2001
Page 2

Finance's Debt Securities (the "Debt Securities Guarantee"); and the Company's guarantee of the Trust Preferred Securities (the "Trust Preferred Securities Guarantee"). The Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants, Trust Preferred Securities, Share Purchase Contracts, Share Purchase Units, Debt Securities Guarantee and Trust Preferred Securities Guarantee are herein referred to collectively as the "Securities." The Securities may be issued and sold from time to time after the Registration Statement, to which this opinion is an exhibit, becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

             The Company's Debt Securities may be issued under a senior indenture between the Company and The Chase Manhattan Bank, as Trustee (the "Senior Indenture"), or a subordinated indenture between the Company and The Chase Manhattan Bank, as Trustee (the "Subordinated Indenture"), in each case to be entered into prior to the issuance of the Company's Debt Securities, with certain terms of the Company's Debt Securities to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Company's Debt Securities.

             PartnerRe Finance's Debt Securities may be issued under a junior subordinated indenture between PartnerRe Finance, the Company, as Guarantor, and The Chase Manhattan Bank, as Trustee (the "Junior Subordinated Indenture"), and the Debt Securities Guarantee may be issued by the Company pursuant to a junior subordinated debt securities guarantee agreement between the Company, as Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee (the "Debt Securities Guarantee Agreement"), in each case to be entered into prior to the issuance of PartnerRe Finance's Debt Securities, with certain terms of PartnerRe Finance's Debt Securities and the Debt Securities Guarantee to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of PartnerRe Finance's Debt Securities.

             The Warrants may be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

             The Trust Preferred Securities may be issued by the Capital Trust pursuant to the terms of an amended and restated trust agreement among PartnerRe Finance, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein (the "Amended Trust Agreement"), and the Trust Preferred Securities Guarantee may be issued by the Company pursuant to a trust preferred securities guarantee agreement between the Company, as Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee (the "Trust Preferred Securities Guarantee Agreement"), in each case to be entered into prior to the issuance of the Trust Preferred Securities, with certain terms of the Trust Preferred Securities and the Trust Preferred Securities Guarantee to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate actions to be taken relating to the issuance of the Trust Preferred Securities.

PartnerRe Ltd.
October 26, 2001
Page 3

             In rendering the opinions expressed herein, we have examined and are familiar with (i) the Registration Statement to which this opinion will be filed as an exhibit, (ii) the form of Senior Indenture incorporated by reference as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture incorporated by reference as an exhibit to the Registration Statement,
(iv) the form of Junior Subordinated Indenture filed as an exhibit to the Registration Statement, (v) the Certificate of Trust of the Capital Trust, dated as of October 1, 2001 and filed with the State of Delaware on October 2, 2001,
(vi) the Trust Agreement, dated as of October 2, 2001, of the Capital Trust (the "Initial Trust Agreement"), between the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein,
(vii) the form of Amended Trust Agreement filed as an exhibit to the Registration Statement, (viii) the form of specimen Trust Preferred Security certificate attached as an exhibit to the Amended Trust Agreement, (ix) the form of Debt Securities Guarantee Agreement filed as an exhibit to the Registration Agreement and (x) the form of Trust Preferred Securities Guarantee Agreement incorporated by reference as an exhibit to the Registration Agreement.

             We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by officials of the Company, PartnerRe Finance and the Capital Trust and statements of fact contained in the documents we have examined.

             Based upon and subject to the foregoing and the qualifications expressed below, and having regard for legal considerations we deem relevant, we are of the opinion that:

     (i) Assuming the taking of appropriate corporate action by the Company or PartnerRe Finance, as the case may be and, as applicable, their respective shareholders, the effectiveness of the Registration Statement under the Securities Act, the qualification of the Senior Indenture, the Subordinated Indenture or the Junior Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of the Senior Indenture, the Subordinated Indenture or the Junior Subordinated Indenture, as the case may be, and each amendment of or supplement to the Senior Indenture, the Subordinated Indenture or the Junior Subordinated Indenture, as the case may be (each such indenture, as so amended or supplemented, being referred to in this paragraph as an "Indenture," and the trustee under any Indenture being referred to in this paragraph as a "Trustee"), that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement and that any equity securities which may underlie any convertible Debt Securities will be duly and validly authorized and reserved for issuance: the Debt Securities will be duly and validly authorized and, when the Debt Securities are duly executed by the Company or PartnerRe Finance, as the case may be, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement,

PartnerRe Ltd.
October 26, 2001
Page 4

             the supplement or supplements to the Prospectus included therein and the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement, the Debt Securities will be valid and binding obligations of the Company or PartnerRe Finance, as the case may be, entitled to the benefits of the relevant Indenture, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (ii) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a deposit agreement in the form described in the Registration Statement relating to Depositary Shares, and each amendment thereof or supplement thereto (each such deposit agreement, as so amended or supplemented, being referred to in this paragraph as a "Deposit Agreement"), that any Common Shares or Preferred Shares deposited pursuant to the relevant Deposit Agreement will be duly authorized and validly issued, that the relevant Deposit Agreement is consistent with the summary description thereof set forth in the Registration Statement, and that the Common Shares or Preferred Shares underlying such Depositary Shares will be deposited under the applicable Deposit Agreement with a bank or trust company which meets the requirements for the depositary set forth in the Registration Statement or in the supplement or supplements to the Prospectus included therein: the Depositary Shares will be duly and validly authorized and, when the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant depositary and registered, and the Depositary Shares sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (iii) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of the Warrant Agreement, and each amendment of or supplement to the Warrant Agreement, as the case may be (any such Warrant Agreement, as so amended or supplemented, being referred to in this paragraph as an "Amended Warrant Agreement"), that the relevant Amended Warrant Agreement is consistent with the summary description thereof contained in

PartnerRe Ltd.
October 26, 2001
Page 5

             the Registration Statement, and that any Common Shares, Preferred Shares or Debt Securities underlying the relevant Amended Warrant Agreement are duly authorized and validly issued: the Warrants will be duly and validly authorized and, when the Warrants are duly executed by the Company and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Amended Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, the Warrants will be valid and binding obligations of the Company, entitled to the benefits of the relevant Amended Warrant Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (iv) Assuming the taking of appropriate corporate action by the Company, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a Debt Securities Guarantee Agreement relating to PartnerRe Finance's Debt Securities and each amendment thereof or supplement thereto, and that the relevant amendment or supplement of such Debt Securities Guarantee Agreement will be consistent with the form thereof filed as an exhibit to the Registration Statement: the Debt Securities Guarantee, when the applicable Debt Securities Guarantee Agreement is duly executed, delivered and endorsed, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (v) Assuming the taking of appropriate corporate action by the Company, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a Trust Preferred Securities Guarantee Agreement relating to the Trust Preferred Securities and each amendment thereof or supplement thereto, and that the relevant amendment or supplement of such Trust Preferred Securities Guarantee Agreement will be consistent with the form thereof filed as an exhibit to the Registration
             Statement: the Trust Preferred Securities Guarantee, when the applicable Trust Preferred Securities Guarantee Agreement is duly executed, delivered and endorsed, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity

PartnerRe Ltd.
October 26, 2001
Page 6

             (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (vi) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due authorization, execution and delivery by the parties thereto of Share Purchase Contracts as described in the Registration Statement and each amendment thereof or supplement thereto (any such Share Purchase Contract, as so amended or supplemented, being referred to in this paragraph and in paragraph (vi) below as an "Amended Share Purchase Contract"), that each Amended Share Purchase Contract is consistent with the summary description thereof set forth in the Registration Statement, and that any Common Shares underlying the relevant Amended Share Purchase Contract, and any senior or subordinated debt securities of the Company, Trust Preferred Securities, Preferred Shares or debt obligations of third parties issued as security for the relevant Amended Share Purchase Contracts as part of relevant Share Purchase Units are duly authorized and validly issued: the Amended Share Purchase Contracts, when duly executed and delivered at the price and in accordance with the terms set forth in the Registration Statement, any amendments thereto and any supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be legal and valid obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (vii) Assuming the taking of appropriate corporate action by the Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due authorization, execution and delivery by the parties thereto of the Amended Share Purchase Contracts comprising a part of the Share Purchase Units as described in the Registration Statement and each amendment thereof or supplement thereto, that each Share Purchase Unit is consistent with the summary description thereof set forth in the Registration Statement, and that any Common Shares underlying the relevant Amended Share Purchase Contracts and any senior or subordinated debt securities of the Company, Trust Preferred Securities or debt obligations of third parties issued as security for the relevant Amended Share Purchase Contracts as part of the Share Purchase Units are duly authorized and validly issued: the Share Purchase Units, when duly executed and delivered at the price and in accordance with the terms set forth in the Registration Statements, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be legal and valid obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance,

PartnerRe Ltd.
October 26, 2001
Page 7

             reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (viii) The Trust is validly existing in good standing as a business trust under the Delaware Business Trusts Act.

     (ix) Assuming the taking of appropriate corporate and trust action by the Company, PartnerRe Finance and the Capital Trust, the effectiveness of the Registration Statement under the Securities Act, any necessary qualification of the Amended Trust Agreement and/or the Junior Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of the respective Amended Trust Agreement and the Junior Subordinated Indenture, and each amendment of or supplement to the Amended Trust Agreement (any Amended Trust Agreement, as so amended or supplemented, being referred to in this paragraph and in paragraph (ix) below as the "Further Amended Trust Agreement," and the trustees under any such instrument being referred to in this paragraph as "Trustees") or the Junior Subordinated Indenture (any Junior Subordinated Indenture, as so amended or supplemented, being referred to in this paragraph as the "Amended Junior Subordinated Indenture"), as the case may be, and that the relevant Further Amended Trust Agreement and Amended Junior Subordinated Indenture is consistent with the respective forms thereof filed as an exhibit to the Registration Statement: the Trust Preferred Securities, when duly executed by the Capital Trust, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the Further Amended Trust Agreement and the applicable definitive purchase, underwriting or similar agreement, will represent valid and, subject to the qualifications set forth in paragraph (ix) below, fully paid and nonassessable undivided beneficial interests in the assets of the Capital Trust.

     (x) Assuming the taking of appropriate corporate and trust action by the Company, PartnerRe Finance and the Capital Trust, the due execution and delivery by the parties thereto of the respective Further Amended Trust Agreement and the Amended Junior Subordinated Indenture, as the case may be, and that the relevant Further Amended Trust Agreement and Amended Junior Subordinated Indenture is consistent with the respective forms thereof filed as an exhibit to the Registration Statement: the holders of the Trust Preferred Securities, as beneficial owners of the Capital Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of the Trust Preferred Securities may be obligated to make payments as set forth in the Further Amended Trust Agreement.

PartnerRe Ltd.
October 26, 2001
Page 8


          We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, the Business Trusts Act of the State of Delaware and the federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of the Islands of Bermuda, we have relied upon the opinion of Ms. Christine Patton, general counsel of the Company, dated the date hereof, which is being filed as Exhibit 5.1 to the Registration Statement. We believe that you and we are justified in relying thereon.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.


                                        Very truly yours,

                                        /s/ Willkie Farr & Gallagher